Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of Federated Total Return Series, Inc.:

In planning and performing our audit of the financial statements of Federated Total Return Bond
Fund (one of the portfolios constituting Federated Tot al Return Series, Inc.) (the "Fund") as of and for the year ended November 30, 2008, in accordanc e with the standards of the Public
Company Accounting Oversight Board (United States), we considered the Fund's internal control over financial reporting, including controls over safeg uarding securities, as a basis for designing our auditing procedures for the purpose of expressing o ur opinion on the financial statements and to comply with the requirements of Form N-SAR, but not f or the purpose of expressing an opinion on the effectiveness of the Fund's internal con trol over financial reporting. Accordingly, we express no such opinion.

The management of the Fund is responsible for establishi ng and maintaining effective internal control over financial reporting. In fulfilling this re sponsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable
assurance regarding the reliability of financial reporti ng and the preparation of financial statements for external purposes in accordance with gene rally accepted accounting principles. A company's internal control over financial reporting incl udes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the compan y; (2) provide reasonable assurance that transactions are recorded as necessary to permit prepara tion of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company
's assets that could have a material
effect on the financial statements.

Because of its inherent limitations, internal control ove r financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are
subject to the risk that controls may become inadequate b ecause of changes in conditions, or that the degree of compliance with the polices or procedures m ay deteriorate.

A deficiency in internal control over financial reporting
 exists when the design or operation of a control does not allow management or employees, in the no rmal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstat ement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Fund's internal control over fina ncial reporting was for the limited purpose described in the first paragraph and would not nec essarily disclose all deficiencies in internal control that might be material weaknesses under s tandards established by the Public
Company Accounting Oversight Board (United States). Howev er, we noted no deficiencies in the Fund's internal control over financial reporting and i ts operation, including controls over safeguarding securities, that we consider to be a material weakness as defined above as of
November 30, 2008.

This report is intended solely for the information and use
 of management and the Board of
Directors of the Fund and the Securities and Exchange Comm ission and is not intended to be and should not be used by anyone other than these specified pa rties.




ERNST & YOUNG LLP


Boston, Massachusetts
January 16, 2009